Exhibit 3.39

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CAMBER HOLDING CORPORATION”, CHANGING ITS NAME FROM “CAMBER HOLDING CORPORATION” TO “HII MISSION DRIVEN INNOVATIVE SOLUTIONS HOLDING COMPANY”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2018, AT 4:27 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JULY, A.D. 2018.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
5958598 8100	Authentication: 202880739
SR# 20185034499	Date: 06-14-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of state Division of Corporations Delivered 04:27 PM 06/07/2018 FILED 04:27 PM 06/07/2018 SR 20185034499 - File Number 5958598	STATE OF DELAWARE CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Camber Holding Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby adopts and approves an amendment to the Corporation’s Certificate of Incorporation to replace in its entirely Article I thereof so that, as amended, such Article shall be and read as follows:

ARTICLE I: The name of the corporation is: HII Mission driven Innovative Solutions Holding Company

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOUTRH: That said amendment be effective July 1, 2018.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of June 2018.

By:
Authorized officer
Title:	Secretary
Name:	Charles R. Monroe, Jr.